UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 20, 2004

STEWART & STEVENSON SERVICES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code: (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.

        On October 19, 2004, the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company") elected Mr. Charles S. Ream to serve as a director of the Company. Mr. Ream was elected to serve in the class of directors whose term expires at the Company's 2006 annual meeting of shareholders. Mr. Ream has been appointed to serve on the Audit Committee of the Board of Directors.

Item 5.03. Amendment to Bylaws.

        On October 19, 2004, the Board of Directors of the Company amended its bylaws effective immediately. The bylaws were amended to increase the number of directors of the Company from eight to nine and to increase the number of directors required to constitute a quorum at a meeting of directors from four to five.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1    Seventh Restated Bylaws of Stewart & Stevenson Services, Inc., effective July 9, 2004, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.
Date: October 20, 2004	By:	/s/ JOHN B. SIMMONS
	Name:	John B. Simmons
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1
Restated Bylaws of Stewart & Stevenson Services, Inc., effective July 9, 2004, as amended.